Exhibit 5.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of
Municipal Investment Trust Fund--Multistate Series--405 (California Insured, New Jersey Insured and New York Insured Trusts), Defined Asset Funds:

We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-67001 of our opinion dated March 16, 2001 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "How The Fund Works--Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
April 11, 2001